EXHIBIT 99.1

INFOCROSSING LOGO

President & COO               SVP Finance
Patrick A. Dolan              William McHale
Infocrossing, Inc.            Infocrossing, Inc.
714-986-8429                  201-840-4732
pdolan@infocrossing.com       wmchale@infocrossing.com

Media Relations               Investor Relations
Laura Turtzer                 Matthew Hayden
Infocrossing, Inc.            Hayden Communications, Inc.
714-986-8397                  (760) 487-1137
lturtzer@infocrossing.com


   INFOCROSSING TO ACQUIRE SEGMENT OF VERIZON INFORMATION TECHNOLOGIES INC.'S
                              HEALTHCARE BUSINESS

             EXPANDS COMPANY'S POSITION IN THE BPO-HEALTHCARE SECTOR


LEONIA, NJ, SEPTEMBER 1, 2004 - INFOCROSSING, INC. (NASDAQ: IFOX), a provider of selective IT outsourcing and business processing solutions, announced today that it has entered into a definitive agreement to acquire a segment of the healthcare processing business of Verizon Information Technologies Inc. (VITI) that provides managed care, Medicare, and Medicaid processing services. VITI is a subsidiary of Verizon Communications Inc. (NYSE: VZ). The transaction is expected to close within thirty days. The Company plans to pay the purchase price of $43.5 million in cash principally with cash on hand and the balance with funds borrowed under an existing line of credit.

"This transaction aligns well with Infocrossing's growth strategy and further increases our reach in the healthcare market," stated Patrick Dolan, President and Chief Operating Officer of the Company. "This step will expand the Company's position in the BPO-Healthcare sector. Furthermore, the acquisition underscores the Company's commitment to growth by complementing Infocrossing's existing healthcare customer base and leveraging our national infrastructure to provide robust, highly reliable, secure and cost effective IT capabilities," concluded Mr. Dolan.

"The acquisition and integration of VITI will follow the same approach as we had used in the acquisition and integration of AmQUEST, Inc. and ITO Acquisition Corporation, doing business as Systems Management Specialists," commented Zach Lonstein, Infocrossing's Chairman and Chief Executive Officer. "Consistent with these prior transactions, we expect the acquisition of this portion of VITI to be accretive on an earnings per share basis over the twelve months after the closing," concluded Mr. Lonstein.

ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
                          ---------------------------
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.


SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the integration of ITO Acquisition Corporation d/b/a Systems Management Specialists and VITI; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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